UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2005

RAMCO-GERSHENSON PROPERTIES TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan		48334
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-350-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2005 Ramco Gershenson Properties Trust (the "Trust") filed Articles of Amendment to the Trust’s Declaration of Trust with the State of Maryland’s Department of Assessment and Taxation to increase the number of the Trust’s authorized common shares of beneficial interest, par value $.01, from 30,000,000 to 45,000,000 shares.

On June 9, 2005, the Trust also filed Articles Supplementary to the Trust’s Declaration of Trust reclassifying 1,400,000 shares of Series A Convertible Preferred of Beneficial Interest as preferred shares of beneficial interest without designation. All of the shares of Series A Convertible Preferred of Beneficial Interest were reacquired by the Trust during 2002.

A copy of the Articles of Amendment dated June 8, 2005 is filed as Exhibit 3.1. In addition, a copy of Articles Supplementary reclassifying 1,400,000 shares of Series A Convertible Preferred of Beneficial Interest as preferred shares of beneficial interest without designation, dated June 8, 2005 is filed as Exhibit 3.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

June 13, 2005	By:	Richard J. Smith

Name: Richard J. Smith
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment, dated June 8, 2005
3.2	Articles Supplementary reclassiifying of 1,400,000 Shares of Series A Convertible Preferred of Benefical Interest as Preferred Shares of Benefical Interest without further designation, dated June 8, 2005.